Exhibit 99.1

Fintech Ecosystem Development Corp. Receives Notice from Nasdaq

Collegeville, Pennsylvania, May 24, 2024 – As previously disclosed, on December 27, 2023, the Company received a written notice from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that since the Company has not yet filed its Form 10-Q for the period ended September 30, 2023 (the “Form 10-Q”), the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires the Company to timely file all required periodic financial reports with the U.S. Securities and Exchange Commission (the “SEC”). In accordance with Nasdaq Listing Rule IM-5810-1(c)(2)(A)(v), the Company submitted a plan to regain compliance with the Rule (the “Plan”).

On May 20, 2024, the Company received a written notice (the “Notice”) indicating that the Staff determined to delist the Company’s securities from Nasdaq, unless the Company timely requests a hearing before a Hearings Panel (the “Panel”), based on the Staff’s determination that the Staff only has discretion to grant an extension until May 20, 2024. The Staff noted that, in addition to the Company’s Form 10-Q for the period ended September 30, 2023, its Form 10-K for the period ended December 31, 2023 and its Form 10-Q for the period ended March 31, 2024 were also delinquent pursuant to the Rule.

Accordingly, the Company intends to timely request (the “Request”) a hearing before the Panel. The hearing request will stay the suspension of the Company’s securities with Nasdaq only for a period of 15 days pursuant to Nasdaq Listing Rule 5815(a)(1)(B) (the “Stay Rule”). The Company, pursuant to the Stay Rule, intends to include in its Request a stay of the suspension pending the hearing. Nasdaq’s notice has no immediate effect on the listing of the Company’s common stock, units or warrants on Nasdaq. The time and place of any hearing before the Panel will be determined by the Panel. There can be no assurance that the Panel will grant the Company’s request for continued stay or continued listing.

Forward-Looking Statements

Certain statements made in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and variations of these words or similar expressions (or the negative versions of such words or expressions), as they relate to the Company or its management team, are intended to identify forward-looking statements. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including the Company’s ability to successfully request a further stay, successfully appeal a delisting determination, the Company’s ability to resolve the deficiency under the Rule and regain compliance with the Rule. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s final prospectus for its initial public offering filed with the SEC on October 18, 2021, and other documents of the Company filed, or to be filed, with the SEC, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. The Company undertakes no obligation to update or revise any forward-looking statements for revisions or changes after the date of this press release, except as required by law.

Contacts:

For Media
Kirti Kirk

Email: kirti.kirk@fintechecosys.com

For Fintech Ecosystem Development Corp.
Dr. Saiful Khandaker

saiful@fintechecosys.com